Filed in the Office of	Business Number C31179-2003
Barbara K. Cegavske	Filing Number 20190246496
Secretary of State State Of Nevada	Filed On 10/28/2019 8:00:00 AM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

CAMBER ENERGY, INC. [C31179-2003]

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Common Stock Authorized - 250,000,000 shares, having a par value of $0.001 per share; and
Preferred Stock Authorized - 10,000,000 shares, having a par value of $0.001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Common Stock Authorized - 5,000,000 shares, having a par value of $0.001 per share; and
Preferred Stock Authorized - 10,000,000 shares, having a par value of $0.001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One (1) share of Common Stock will be issued in exchange for every fifty (50) shares of issued and outstanding Common Stock (i.e., a 1-for-50 reverse stock split)

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

All fractional shares of Common Stock will be rounded up to the nearest whole share on a per shareholder basis.

7. Effective date and time of filing: (optional) Date: 10/29/2019 Time: 12:01 a.m C.S.T
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X *Louis G. Schott*

Signature of Officer

Interim CEO

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.